Exhibit 99.1

Alithya and Edgewater Announce Form F-4 Registration Statement Declared Effective by SEC and Mailing of Definitive Prospectus/Proxy Statement for Proposed Business Combination

Montreal, Québec and Wakefield, Massachusetts – October 1, 2018 – Alithya Group Inc. (“Alithya”), a Québec private corporation, and Edgewater Technology, Inc. (“Edgewater”), a Delaware corporation listed on the NASDAQ Global Market (NASDAQ: EDGW), announce that (i) the registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (“SEC”) by Alithya Group inc. (“New Alithya”) (as amended, the “Registration Statement”), relating to the previously announced proposed business combination under which both Edgewater and Alithya would become wholly-owned subsidiaries of New Alithya, was declared effective by the SEC on September 27, 2018, and (ii) on September 28, 2018, Edgewater has commenced mailing to its stockholders the definitive prospectus/proxy statement included in the Registration Statement and scheduled a special meeting of the Edgewater stockholders to be held on October 29, 2018, to consider and vote upon the proposed business combination. The definitive prospectus/proxy statement and other materials are available on Edgewater’s website at ir.edgewater.com, as well as at http://www.viewourmaterial.com/EDGW, and with the SEC at www.sec.gov.

The special meeting of stockholders of Edgewater to consider and vote upon the proposed business combination will be held on October 29, 2018 at 10:00 a.m., Eastern Time, at the offices of McDonald Hopkins LLC, Edgewater’s counsel, located at 600 Superior Avenue East, Suite 2100, Cleveland, OH 44114. Stockholders of record at the close of business on September 28, 2018 will receive the definitive prospectus/proxy statement and will be entitled to vote by proxy or in person at the special meeting. Stockholders should review the definitive prospectus/proxy statement and other proxy materials carefully.

Alithya is not currently a public company and has applied for listing on the NASDAQ Global Market and the Toronto Stock Exchange to be effective at the time of the completion of the business combination. Completion of the business combination is subject to certain conditions, including approval by stockholders, the approval of Alithya’s application for listing its shares on the NASDAQ Global Market and the Toronto Stock Exchange, the approval by the Superior Court of Québec and other customary closing conditions. There can be no assurance that these listing applications will be approved.

About Alithya

Alithya Group Inc. is one of the most prominent private strategy and digital technology consulting firms in Canada and the largest in Québec. Founded in 1992, the firm advises, guides and assists its clients in their pursuit of innovation and excellence. Alithya prioritizes the achievement of business objectives on every project through the optimal use of digital technologies. Its clients mainly operate in the finance, insurance, telecommunications, energy, transportation, health, retail and government services sectors. Alithya has more than 1,600 professionals across Canada, the United States and France.

About Edgewater

Edgewater (NASDAQ: EDGW) helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions.

Classic consulting disciplines (such as business advisory, process improvement, organizational change management, and domain expertise) are blended with technical services (such as digital transformation, technical roadmaps, data and analytics services, custom development, and system integration) to help organizations get the most out of their existing IT assets while creating new digital business models.

Delivering both on premise and in the cloud, Edgewater partners with Oracle and Microsoft to offer Business Analytics, BI, ERP, EPM and CRM solutions. Edgewater Ranzal, an Oracle Platinum Consulting Partner, provides Business Analytics solutions leveraging Oracle EPM, BI, and Big Data technologies. Edgewater Fullscope delivers innovative Microsoft ERP, CRM and BI solutions. The award-winning company is one of the largest resellers of Microsoft Dynamics 365 (formerly Dynamics AX and CRM).

Important Information for Shareholders and Other Investors

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed business combination will be submitted to the shareholders of each of Alithya and Edgewater for their consideration. New Alithya has prepared and filed with the SEC a Registration Statement on Form F-4 (File No. 333-227310) regarding the business combination, which includes a prospectus/proxy statement for Edgewater’s shareholders jointly prepared by Edgewater and Alithya. Alithya also plans to mail its shareholders a management proxy circular in connection with the proposed business combination. Edgewater, Alithya and New Alithya may also file other documents with the SEC from time to time.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE PROSPECTUS/PROXY STATEMENT AND OTHER RELEVANT MATERIALS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EDGEWATER, ALITHYA AND NEW ALITHYA AND THE PROPOSED BUSINESS COMBINATION.

Shareholders and securityholders may obtain free copies of the prospectus/proxy statement and other documents containing important information about New Alithya, Edgewater and Alithya as filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC are also available free of charge on Edgewater’s website at www.edgewater.com under the tab “Investor Relations” and then through the link titled “SEC Filings” or by contacting by e-mail at ir@edgewater.com, or by phone at (781) 246-3343.

Participants in the Solicitation

Edgewater, Alithya and New Alithya and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Edgewater in connection with the proposed business combination. Information about the directors and executive officers of Edgewater, Alithya and New Alithya is set forth in the prospectus/proxy statement included in the Registration Statement. That document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the prospectus/proxy statement and other relevant materials filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Alithya’s and Edgewater’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the expected timetable for completing the proposed business combination, benefits and synergies of the proposed business combination, costs and other anticipated financial impacts of the proposed business combination, the combined company’s plans and objectives, the tax treatment of the proposed business combination, future opportunities for the combined company and services, future financial performance and operating results, and any other statements regarding the Edgewater’s and Alithya’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Edgewater’s or Alithya’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

These risks and uncertainties include, but are not limited to: failure to obtain the required votes of Edgewater’s or Alithya’s shareholders; the timing to consummate the proposed business combination; the conditions to closing of the proposed business combination may not be satisfied or that the closing of the proposed business combination otherwise does not occur; the risk that a court approval that may be required for the proposed business combination is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Edgewater and Alithya; the effects of the proposed business combination on Edgewater and Alithya following the consummation of the proposed business combination, including the combined company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships involving either or both Edgewater and Alithya resulting from the announcement or completion of the proposed business combination; expected synergies and other benefits from the proposed business combination and the ability of the combined companies to realize such synergies and other benefits; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; global economic conditions; difficulty in integrating acquisitions; shortages, delays in delivery and interruptions of supply of equipment, supplies and materials; weather; loss of, or reduction in business with, key customers; legal proceedings; ability to effectively identify and enter new markets; governmental regulation; and ability to retain management and field personnel.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Edgewater’s SEC filings. Edgewater’s filings may be obtained by contacting Edgewater or the SEC or through Edgewater’s web site at http://www.edgewater.com/ or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.

The foregoing list of risk factors is not exhaustive. These risks, as well as other risks associated with the proposed business combination, are more fully discussed in the prospectus/proxy statement that is included in the Registration Statement filed with the SEC in connection with the proposed business combination. Each of Edgewater and Alithya does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Sources

Gladys Caron

Vice - President, Communications and Investor Relations

gladys.caron@alithya.com

(514) 285-5552, ext. 2891

Paul McNeice

Interim CFO

pmcneice@edgewater.com

(781) 246-6994

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